EXHIBIT 24
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to The Publishing Company of North America, Inc. 1996 Stock Plan of our report dated March 3, 1999, with respect to the consolidated financial statements of The Publishing Company of North America, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                          /s/  Ernst & Young LLP
                                                          ----------------------
                                                          Ernst & Young LLP

Orlando, Florida
September 2, 1999